Entergy Services, Inc.
446 North Boulevard
Baton Rouge, Louisiana 70802
Tel: 225-339-3213
Fax: 225-339-3221
e-mail: dabuso@entergy.com

Dawn A. Abuso
 Senior Counsel
Legal Services Department

Exhibit 5(a)

March 23, 2006

Entergy Louisiana, LLC
446 North Boulevard
Baton Rouge, Louisiana 70802

Ladies and Gentlemen:

I have acted as counsel for Entergy Louisiana, LLC, a Texas limited liability company (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $400,000,000 in aggregate principal amount of First Mortgage Bonds of the Company (the "Bonds") and Debt Securities of the Company (the "Debt Securities"), each to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage and Deed of Trust of the Company dated as of April 1, 1944, with The Bank of New York (successor to Harris Trust Company of New York), as Corporate Trustee, and Stephen J. Giurlando (successor to Mark F. McLaughlin), as Co-Trustee, as heretofore amended and supplemented and as proposed to be further amended and supplemented (the "Mortgage"), under which the Bonds are to be issued, and of the Indenture for Unsecured Debt Securities (the "Indenture") between the Company and a trustee named therein (the "Indenture Trustee") under which the Debt Securities are to be issued.

Subject to the qualifications hereinafter expressed, I am of the opinion that (1) the Bonds, when issued and delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement, will be legally issued and will be binding obligations of the Company and will be entitled to the benefit of the security in Louisiana afforded by the Mortgage and (2) the Debt Securities, when issued and delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement, will be legally issued and will be binding obligations of the Company.

For purposes of the opinion expressed above, I have assumed (1) that the Bonds and the Debt Securities each will be issued and delivered in compliance with appropriate action with regard to the issuance of the Bonds and the Debt Securities, respectively, by and before the Federal Energy Regulatory Commission and any other applicable regulatory body, (2) that the Bonds and the Debt Securities each will be issued and delivered in compliance with the due authorization of and in accordance with the terms set by the Company's Board of Directors, or, when authorized, the Executive Committee thereof, and (3) that the Indenture will be executed and delivered in compliance with the due authorization of (a) the Company's Board of Directors or, when authorized, the Executive Committee thereof and (b) the Indenture Trustee.

I have reviewed the statements in the Registration Statement under the caption "Description of the First Mortgage Bonds - Security," and such statements as to matters of Louisiana law and legal conclusions under Louisiana law that are made in the Registration Statement on my authority as an expert. Insofar as such statements relate to matters of Louisiana law and legal conclusions under Louisiana law, they are true and correct and fairly describe the matters covered thereby and there are no omissions in such statements of any material fact required to be stated therein or necessary to make such statements not misleading.

This opinion is limited to the laws of the States of Louisiana, Texas and New York and of the United States of America. To the extent that my opinion relates to or is dependent upon matters governed by the laws of the State of New York, I have relied upon the opinion of Thelen Reid & Priest LLP, which is being filed as Exhibit 5(b) to the Registration Statement. To the extent that my opinion relates to or is dependent upon matters governed by the laws of the State of Texas, I have relied upon the opinion of Clark, Thomas & Winters, a Professional Corporation, which is being filed as Exhibit 5(c) to the Registration Statement.

I hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to me in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Dawn A. Abuso

Dawn A. Abuso
Senior Counsel -
Corporate and Securities